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               AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT
           OF LIMITED PARTNERSHIP OF BUCKEYE PIPE LINE COMPANY, L.P.


          THIS AMENDMENT is made as of August 12, 1997, by and between Buckeye Pipe Line Company, a Delaware corporation ("BPLC" or the "General Partner") and Buckeye Partners, L.P., a Delaware limited partnership (the "Limited Partner").

          WHEREAS, BPLC is the general partner of Buckeye Pipe Line Company, L.P., a Delaware limited partnership (the "Partnership");

          WHEREAS, the Limited Partner is the limited partner of the Partnership;

          WHEREAS, the Partnership is governed under an Amended and Restated Agreement of Limited Partnership, dated as of December 23, 1986 (the "Partnership Agreement");

          WHEREAS, the Partnership, the General Partner, the Limited Partner and each of the Limited Partner's other operating partnerships, Buckeye Management Company, a Delaware corporation and general partner of the Limited Partner ("BMC"), and BMC Acquisition Company, a Delaware corporation and parent of BMC ("BAC"), have entered into an Exchange Agreement, of even date herewith, the provisions of which require the amendment of certain provisions of the Partnership Agreement;

          WHEREAS, Section 13.1 of the Partnership Agreement provides that the General Partner may amend any provision of the Partnership Agreement without the consent of the Limited Partner to reflect any change that in the good faith opinion of the General Partner does not adversely affect the Limited Partner in any material respect; and

          WHEREAS, the General Partner has determined that this Amendment does not adversely affect the Limited Partner in any material respect.

          NOW, THEREFORE, intending to be legally bound, the Partnership Agreement is hereby amended as follows:

          1. All terms used in this Amendment but not otherwise defined in this Amendment shall have the meanings set forth for such terms in the Partnership Agreement.

          2. The definition of "Designated Expenses" in Article I of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

               "Designated Expenses" means all costs and expenses (direct or indirect) incurred by the General Partner which are directly or indirectly related to
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               the formation, capitalization, business or activities of the
               Partnership (including, without limitation, expenses, direct or indirect, reasonably allocated to the General Partner by its Affiliates); provided, however, that Designated Expenses shall not include (a) any cost or expense for which the General Partner is not entitled to be reimbursed by reason of the proviso at the end of Section 7.10(b); (b) any cost or expense for which the General Partner and its Affiliates are not entitled to be reimbursed pursuant to the terms of the Exchange Agreement; or
               (c) severance costs not permitted to be reimbursed pursuant to the Management Agreement in connection with the withdrawal of the General Partner.

          3. Article I of the Partnership Agreement is hereby amended to add the following definition:

               "Exchange Agreement" means the Exchange Agreement, dated as of August 12, 1997, among the Partnership, the General Partner, the Limited Partner, the Limited Partner's other operating partnerships, the MLP General Partner and BMC Acquisition Company.

          4. The following phrase is hereby added to the end of Section 4.1(b) of the Partnership Agreement:

               , unless the General Partner receives an Opinion of Counsel that the failure to make such additional Capital Contribution would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes.

          5. Any provision of the Partnership Agreement which is inconsistent with the provisions of this Amendment shall be deemed amended to effectuate the intention expressed herein. Every other provision of the Partnership Agreement shall remain unchanged and in full force and effect.

          6. The General Partner may amend any provision of the Management Agreement which the General Partner in its sole discretion believes is necessary or desirable to conform it to the provisions of this Amendment.

          7. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

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          IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.


                              BUCKEYE PIPE LINE COMPANY,
                              as General Partner


                              By:__________________________________
                                 Name:
                                 Title:


                              BUCKEYE PARTNERS, L.P.

                              By:  BUCKEYE MANAGEMENT COMPANY,
                                   Its General Partner


                              By:__________________________________
                                 Name:
                                 Title:

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